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                                                                    Exhibit 23.1




                        CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to 110,000 of common shares of Aasche Transportation Services, Inc. of our report dated March 1, 1996, with respect to the consolidated financial statements of Aasche Transportation Services, Inc., included in the Annual Report to Shareholders (Form 10-KSB) for the year ended December 31, 1995.





/s/ Ernst & Young LLP
---------------------
Ernst & Young LLP


Chicago, Illinois
January 7, 1997